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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 4, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)

ITEM 5.     Other Events

The following press release was issued to announce the strategic alliance agreement with Choice Hotels International (NYSE:CHH)

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                            Telkonet & Choice Hotels
                               Strategic Alliance

              One of the World's Largest Hotel Franchise Companies
                 Teams With Telkonet to Offer "PlugPlusInternet"


Annapolis, MD-March 4, 2003 Telkonet, Inc. (OTCBB: TLKO) The Leader in Commercial Powerline Communications, announced today that it has entered into a strategic alliance agreement with Choice Hotels International (NYSE:CHH), one of the largest hotel franchise companies in the world with more than 5,000 hotels, inns, all-suite hotels and resorts open and under development in 46 countries under the Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Rodeway Inn, Econo Lodge and MainStay Suites brand names.

The Choice Hotels-Telkonet agreement is an initial two-year renewable contract, wherein Telkonet will become a Choice Endorsed Vendor offering Telkonet's "PlugPlusInternet" high-speed Internet access service to Choice Hotels U.S. franchisees. Telkonet and Choice Hotels will undertake cooperative efforts for the marketing, advertising and promotion of Telkonet's Internet access solution to their franchisees prior to and through the Choice Hotels national convention, May 7-9 in Orlando, Florida. Choice Hotel franchisees that take advantage of Telkonet's "Early Adopter Program" will receive an additional $2,400 savings by scheduling prior to or at the national convention.

Pete Musser, Chairman of the Board of Telkonet stated, " Partnering with Choice Hotels at this time positions Telkonet with direct and credible access to a substantial segment of the U.S. hospitality market through Choice Hotels' franchisees. The success of our Early Adopters Program for Choice Hotels has the potential to propel Telkonet into a strategic 'first mover' advantage position in the hospitality industry."

Ronald W. Pickett, President of Telkonet stated, "Telkonet's `PlugPlusInternet' product is perfect for hotel installation; in fact, in our business plan we refer to the hotel market as one of our 'Sweet Spots'. In a hotel setting no one can do what we do. The Telkonet solution can be installed in one day without any disturbance to guests or disruption to the hotel's business. Our 'PlugPlusInternet' solution delivers unparalleled Internet access versatility for the hotel's guests while offering the security of a wired system and the convenience of a wireless system at the best price.

Telkonet is an innovative creator of unique Powerline Communications (PLC) solutions for the commercial and industrial markets, which utilizes their patent-pending technology. Telkonet invents new methods for delivering high-speed Internet access over the standard electrical lines already installed in buildings.

The "PlugPlusInternet" solution set is comprised of two products, the "PlugPlusInternet" Gateway and the "PlugPlusInternet" Modem designed to meet the commercial needs of hotels, office buildings, schools, shopping malls, and multi-dwelling residential markets.

The Telkonet "PlugPlusInternet" family of commercial products provides excellent connectivity over the existing electrical wiring and does not require the costly installation of additional wiring, or major disruption of business activity. In many situations the "PlugPlusInternet" system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system offering a viable and cost effective alternative to the challenges of hardwiring and wireless LANs.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites are registered trademarks and service marks of Choice Hotels International, Inc.

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